UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Microvision, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROVISION, INC.

NOTICE OF 2005 ANNUAL MEETING

June 30, 2005

Dear Microvision Shareholder:

The Annual Meeting of Shareholders of Microvision, Inc. (the “Company”), will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 30, 2005, at 9:00 a.m. for the following purposes:

1.	To elect eight directors to serve until the next annual meeting;

2.	To approve an amendment to the Company’s Independent Director Stock Option Plan to increase the number of shares reserved for issuance under the plan by 400,000 to a total of 900,000 shares; and

3.	To conduct any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Please read it carefully before casting your vote.

If you were a shareholder of record on May 12, 2005, you will be entitled to vote on the above matters. A list of shareholders as of the record date will be available for shareholder inspection at the headquarters of the Company, 19910 North Creek Parkway, Bothell, Washington 98011, during ordinary business hours, from June 20, 2005 to the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

Important!

Whether or not you plan to attend the annual meeting, your vote is very important.

After reading the enclosed Proxy Statement, you are encouraged to vote by (1) toll-free telephone call, (2) the Internet or (3) completing, signing and dating the enclosed proxy card and returning it as soon as possible in the accompanying postage prepaid (if mailed in the U.S) return envelope. If you are voting by telephone or the Internet, please follow the instructions on the proxy card. You may revoke your proxy at any time before it is voted by following the instructions provided below.

If you need assistance voting your shares, please call

Investor Relations at (425) 415-6847

The Board of Directors recommends a vote FOR the election of eight directors and a vote FOR the proposed amendment to the Company’s Independent Director Stock Option Plan.

At the meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the meeting and vote your shares in person even if you return your proxy card or vote by telephone or Internet. Your proxy (including a proxy granted by telephone or the Internet) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Secretary in Bothell, Washington, voting again by telephone or Internet, or attending the Annual Meeting and voting in person.

We look forward to seeing you. Thank you for your ongoing support of and interest in Microvision, Inc.

Sincerely,

Richard F. Rutkowski Chief Executive Officer

May 16, 2005

Bothell, Washington

MICROVISION, INC.

19910 North Creek Parkway

Bothell, Washington 98011

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

June 30, 2005

i

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because the board of directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on June 30, 2005, at 9:00 a.m.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign, and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card.

On May 5, 2005 there were 21,480,669 shares of common stock of the Company outstanding. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote for each share of common stock you owned as of that date. We began mailing this Proxy Statement on or about May 18, 2005 to all shareholders entitled to vote their shares at the Annual Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of common stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:	How do I vote by proxy?

A:	If you properly cast your vote by either executing and returning the enclosed proxy card or by voting your proxy by telephone or via the Internet, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

•	“FOR” electing all eight nominees for Director, and

•	“FOR” the proposed amendment to the Company’s Independent Director Stock Option Plan.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:	May my broker vote for me?

A:	Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal 1 but not Proposal 2.

Q:	What are abstentions and broker non-votes?

A:	An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card or vote your shares by telephone, via the Internet or at the Annual Meeting by following these procedures. To revoke your proxy:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your proxy to Microvision’s Secretary at the Company’s offices in Bothell, Washington;

•	Vote again by telephone or Internet; or

•	Attend the Annual Meeting and vote in person.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on May 12, 2005, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve the election of directors?

A:	The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Abstentions and “broker non-votes” will have no effect on the outcome of voting for directors.

Q:	What vote is required to approve the proposed amendment to the Company’s Independent Director Stock Option Plan?

A:	The amendment to the Independent Director Stock Option Plan will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.

Q:	Is voting confidential?

A:	We keep all the proxies and ballots private as a matter of practice.

Q:	What are the costs of soliciting these proxies?

A:	The Company will pay all the costs of soliciting these proxies. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of Microvision common stock, please call us at (425) 415-6847 or send an e-mail to ir@microvision.com.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal One—Election Of Directors

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and our principal advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve. We currently have one vacancy on our Board of Directors due to William Owens’ resignation from the Board of Directors in December 2003. The Board of Directors continues to seek, from time to time, additional board members to fill any vacancies who bring expertise in technology, commercialization, and distribution. Until the vacancy is filled, our Board of Directors will consist of the members who are elected at the Annual Meeting to serve until their successors are duly elected and qualified at the next annual meeting of shareholders, unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for election.

Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the nominees listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

Set forth below are the name, position held and age of each of the nominees for director of the Company. The principal occupation and recent employment history of each of the nominees are described below, and the number of shares of common stock beneficially owned by each nominee as of May 5, 2005, is set forth on pages 16 and 17.

Name	Age	Position
Richard F. Rutkowski (3)	49	Chief Executive Officer, Director
Stephen R. Willey	51	President, Director
Jacqueline Brandwynne (1)(3)(4)*	67	Director
Richard A. Cowell (2)(4)*	57	Director
Slade Gorton (4)*	77	Director
Walter J. Lack (1)(2)(3)(4)*	57	Chairman of the Board, Director
Robert A. Ratliffe (1)(4)*	44	Director
Dennis Reimer (1)(2)(4)*	65	Director

*	Independent Directors
(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Finance Committee
(4)	Member of the Nominating and Corporate Governance Committee

Richard F. Rutkowski has served as Chief Executive Officer of the Company since September 1995 and as a director since August 1995. Mr. Rutkowski also served as the Company’s President from July 1996 to August 2002. From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics, and telecommunications. From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a consulting firm. Mr. Rutkowski also serves as a director of Lumera Corporation and CMT Crimble Microtest.

Stephen R. Willey has served as President of the Company since August 2002 and as a director since June 1995. Mr. Willey served as the Company’s Executive Vice President from October 1995 to August 2002, and an Industrial Fellow for the University of Washington’s HIT Lab from October 1993 to October 1996. From January 1994 to April 1996, Mr. Willey served as an outside consultant to the Company through The Development Group, Inc. (“DGI”), a business and technology consulting firm founded by Mr. Willey in 1985. Mr. Willey served as Division Manager CREO Products, Inc., an electro-optics equipment manufacturer, from June 1989 to December 1992. Mr. Willey serves as a director of Pro.Net Communications, Inc., AirIQ, Inc., and eVenture Capital Corporation.

Jacqueline Brandwynne has served as a director of the Company since October 2000. Ms. Brandwynne is President and CEO of Brandwynne Corporation, a business focusing on venture capital and strategic consulting. Ms. Brandwynne founded Brandwynne Corporation in 1981. Ms. Brandwynne is a business strategist with over twenty-five years of experience working with companies including Citicorp, where she was the Global Business Strategist, American Cyanamid, Bristol Myers/Clairol, Revlon, National Liberty Life, Seagram & Sons, and Neutrogena. She is co-founder of two biotech companies and consults and advises several companies on strategic planning. She serves on several not-for-profit Boards, including the Board of Governors of Cedar Sinai Medical Center, the California Institute of the Arts, and Amici Degli Uffici in Florence, Italy.

Colonel Richard A. Cowell, USA, (Ret.) has served as a director of the Company since August 1996. Colonel Cowell is a Principal at Booz Allen Hamilton, Inc. where he is involved in advanced concepts development and technology transition, joint and service experimentation, and the interoperability and integration of command and control systems for Department of Defense and other agencies. Prior to joining Booz Allen Hamilton, Inc. in March of 1996, Colonel Cowell served in the United States Army for 25 years. Immediately prior to his retirement from the Army, Colonel Cowell served as Director of the Louisiana Maneuvers Task Force reporting directly to the Chief of Staff, Army. Colonel Cowell has authored and received awards for a number of documents relating to the potential future capabilities of various services and agencies.

Slade Gorton joined the company as a director in September 2003. Mr. Gorton is currently Of Counsel at the law firm of Preston Gates & Ellis LLP. Prior to joining the firm, he represented Washington State in the United States Senate for 18 years. Mr. Gorton began his political career in 1958 as a Washington State Representative and went on to serve as State House Majority Leader. In 1968 he was elected Attorney General of Washington State where he served until 1980. Mr. Gorton also served on the President’s Consumer Advisory Council (1975-77), the Washington State Criminal Justice Training Commission (1969-1981), the National Commission on Federal Election Reform (2001), and was chairman of the Washington State Law & Justice Commission (1969-76). Mr. Gorton also served in the U.S. Army, U.S. Air Force, and the U.S. Air Force Reserves. Mr. Gorton was a Commissioner on the National Commission on Terrorist Attacks upon the United States (“9-11 Commission”). Mr. Gorton is a director of Vigilos, Inc. and on the advisory board of Intermedia Partners VIII, L.P.

Walter J. Lack has served as a director of the Company since August 1995. Mr. Lack is a partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack also serves as a director of HCCH Insurance Holdings, Inc., a multinational insurance company listed on The New York Stock Exchange. He is a director of SUPERGEN, Inc., a pharmaceutical company listed on Nasdaq, dedicated to the development of products for the treatment of various cancers. He is also a director of Spectrum Laboratories, Inc. Mr. Lack has been involved in a number of start-up companies, both as an investor and as a director.

Robert A. Ratliffe has served as a director of the Company since July 1996. Mr. Ratliffe is currently Senior Vice President, Portfolio Management of Kennedy Associates Real Estate Counsel, Inc., a full service institutional real estate investment advisor. From 1996 through April 2003, Mr. Ratliffe was Vice President and principal of Eagle River, Inc., an investment company specializing in the telecommunications and technology sectors, and held various management positions for the firm’s portfolio companies. From 1986 to 1996, Mr. Ratliffe served as Senior Vice President, Communications, for AT&T Wireless Services, Inc., and its predecessor, McCaw Cellular Communications, Inc., where he also served as Vice President of External Affairs and as Vice President of Acquisitions and Development. Prior to joining McCaw Cellular Communications, Inc., Mr. Ratliffe was a Vice President with Seafirst Bank. Mr. Ratliffe serves as Chairman of the Board of Directors of Lumera Corporation.

General Dennis J. Reimer, USA, (Ret.) has served as a director of the Company since February 2000. General Reimer is the Director of the National Memorial Institute for the Prevention of Terrorism. General Reimer became the 33rd Chief of Staff, U.S. Army on June 20, 1995. Prior to that, he was the Commanding General of the United States Army, Forces Command, Fort McPherson, Georgia. During his military career he has commanded soldiers from company to Army level. General Reimer served in a variety of joint and combined assignments and has served two combat tours in Vietnam. He also served in Korea as the Chief of Staff, Combined Field Army and Assistant Chief of Staff for Operations and Training, Republic of Korea/United States Combined Forces Command. He served three other tours at the Pentagon as aide-de-camp to the Army Chief of Staff, General Creighton Abrams, as the Deputy Chief of Staff for Operations and Plans for the Army during Desert Storm, and as Army Vice Chief of Staff. General Reimer serves on the boards of DRS Technologies, Inc. and Mutual of America Life Insurance Company.

Board Meetings and Committees

The Board of Directors met seven times during 2004. Each Director attended at least 75% of the aggregate meetings of the Board and meetings of the Board committees on which they served. The Board also approved certain actions by unanimous written consent. The Company has adopted a policy that each of the Company’s Directors be requested to attend the Company’s Annual Meeting each year. Seven Directors attended the Company’s Annual Meeting in 2004.

Independence Determination

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, share owner, or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence set forth in the Nasdaq listing standards and other governing laws and regulations.

In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable, or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Richard F. Rutkowski and Stephen R. Willey, are independent. The Independent Directors are identified by an asterisk on the preceding table which lists each of the Directors.

Committees

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these Committees. The full text of each charter is available on the Company’s website located at www.microvision.com.

The Audit Committee

The Audit Committee assists the Board of Directors by monitoring and overseeing: (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the integrity of the financial statements of the Company, (3) compliance by the Company with legal and regulatory requirements, and (4) the performance of the Company’s internal finance and accounting personnel and its independent auditors. Messrs. Cowell, Lack, and Reimer currently serve on the Audit Committee, with Mr. Cowell serving as Chairman. The Audit Committee met six times during 2004. Additional information relating to the Audit Committee appears below under the heading “Audit Committee Report,” beginning on page 23.

The Compensation Committee

The Compensation Committee makes decisions on behalf of, and recommendations to, the Board regarding salaries, incentives and other forms of compensation for directors, officers, and other key employees, and administers policies relating to compensation and benefits. The Compensation Committee also serves as the Plan Administrator for our stock option plans. The Compensation Committee’s Report on Executive Compensation for 2004 is set forth below beginning on page 14. Messrs. Lack, Ratliffe, and Reimer and Ms. Brandwynne currently serve as members of the Compensation Committee, with Mr. Lack serving as Chairman. The Compensation Committee met four times during 2004.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee: (1) counsels the Board of Directors with respect to Board and Committee structure and membership, and (2) reviews and develops the Company’s corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, will:

•	establish criteria for nomination to the Board and its committees, taking into account the composition of the Board as a whole;

•	identify, review, and recommend Director candidates for the Board;

•	recommend Directors for election at the Annual Meeting of Shareholders and to fill new or vacant positions;

•	establish policies with respect to the process by which shareholders of the Company may recommend candidates to the Nominating and Corporate Governance Committee for consideration for nomination as a Director;

•	assess and monitor, with Board involvement, the performance of the Board; and

•	recommend Directors for membership on Board Committees.

The Nominating and Corporate Governance Committee is composed of all of the Independent Directors of the Company (Ms. Brandwynne, Mr. Cowell, Mr. Gorton, Mr. Lack, Mr. Ratliffe, and Mr. Reimer), with Mr. Reimer serving as the chairman. The Nominating and Corporate Governance Committee met one time during 2004.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders, or groups of shareholders, that have beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least one year prior to the date the nominating shareholder submits a candidate for nomination as a Director. A nominating shareholder or group of nominating shareholders may submit only one candidate for consideration. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their request in writing no later than the 120th calendar day before the anniversary of the date the prior year’s annual meeting proxy statement was released to shareholders. Such written requests should be submitted to the Nominating and Corporate Governance Committee care of the Corporate Secretary, Microvision, P.O. Box 3008, Bothell, Washington, 98041-3008, and must contain the following information:

•	The name, address, and number of shares of common stock beneficially owned by the nominating shareholder and each participant in a nominating shareholder group (including the name and address of all beneficial owners of more than 5% of the equity interests of an nominating shareholder or participant in a nominating shareholder group);

•	A representation that the nominating shareholder, or nominating shareholder group, has been the beneficial owner of more than 5% of the Company’s outstanding shares of common stock for at least one year and will continue to beneficially own at least 5% of the Company’s outstanding shares of common stock through the date of the annual meeting;

•	A description of all relationships, arrangements, or understandings between or among the nominating shareholder (or any participant in a nominating shareholder group) and the candidate or any other person or entity regarding the candidate, including the name of such person or entity;

•	All information regarding the candidate that the Company would be required to disclose in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission with respect to a meeting at which the candidate would stand for election;

•	Confirmation that the candidate is independent, with respect to the Company, under the independence requirements established by the Company, the Securities and Exchange Commission, and Nasdaq listing requirements, or, if the candidate is not independent with respect to the Company under all such criteria, a description of the reasons why the candidate is not independent;

•	The consent of the candidate to be named as a nominee and to serve as a member of the Board if nominated and elected;

•	A representation signed by the candidate that if elected he or she will: (1) represent all shareholders of the Company in accordance with applicable laws, and the Company’s certificate of incorporation, by-laws, and other policies; (2) comply with all rules, policies, or requirements generally applicable to non-employee directors; and (3) upon request, complete and sign customary Directors and Officers Questionnaires.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s judgment, experience, independence, understanding of the Company’s or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by Directors, members of management, and, as described above, by shareholders. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board.

Shareholder Communication with the Board of Directors

The Company has adopted written procedures establishing a process by which shareholders of the Company can communicate with the Board of Directors regarding various topics related to the Company. A shareholder desiring to communicate with the Board should send his or her written message to the Board of Directors care of the Corporate Secretary, Microvision, P.O. Box 3008, Bothell, Washington, 98041-3008. Each submission will be forwarded, without editing or alteration, by the Secretary to the Board on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting shareholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such shareholder.

Director Compensation

Pursuant to the Independent Director Stock Option Plan (the “Director Plan”), each Independent Director is granted a nonstatutory option to purchase 15,000 shares of common stock on the date on which he or she is first elected or appointed to the Board of Directors. These options are fully vested and immediately exercisable upon the date of grant. Each Independent Director also receives, upon his or her initial appointment or election and upon each subsequent reelection to the Board of Directors, an option to purchase 15,000 shares that will vest in full on the earlier of (i) the day prior to the date of the Company’s annual meeting of shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as a director on the vesting date. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited. Options vested as of the date of termination for any reason other than death or disability are exercisable through the date of expiration. The exercise price for each option is equal to the closing price of the Company’s common stock as reported on the Nasdaq National Market on the date of grant. The options generally expire on the tenth anniversary of the date of grant.

In addition, each Independent Director receives the following cash compensation for his or her service as a director:

•	A fee of $20,000 that accrues as of the date of appointment or election to the Board of Directors, and as of the date of each subsequent reelection;

•	A fee of $3,000 for the Board chair or $2,000 per director for each Board meeting attended by the director; and

•	A fee of $3,000 for the committee chair or $2,000 per committee member for each committee meeting attended by the director that is held on a day other than a day on which a Board meeting is held.

All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks And Insider Participation

The Compensation Committee is composed entirely of the following Independent Directors: Dennis Reimer, Jacqueline Brandwynne, Walter J. Lack, and Robert A. Ratliffe.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our Directors, executive officers, and greater-than 10% shareholders file reports with the SEC relating to their initial beneficial ownership of the Company’s securities and any subsequent changes. They must also provide us with copies of the reports.

Based on copies of reports furnished to us, we believe that all of these reporting persons complied with their filing requirements during 2004, except that Messrs. Lee, McIntyre, Raisig and Willey, all executive officers of the Company, each belatedly filed one Statement of Changes in Beneficial Ownership of Securities on Form 4, reporting 5, 4, 6 and 4 transactions, respectively; Ms. Brandwynne, a director of the Company, belatedly filed one Annual Statement of Beneficial Ownership of Securities on Form 5 reporting 1 transaction; and Mr. Lack, a director of the Company, belatedly filed two Statements of Changes in Beneficial Ownership of Securities on Form 4 reporting 3 transactions.

Code of Ethics

The Company has adopted a code of ethics applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer, known as the Code of Ethics for Microvision Executives. The Company has also adopted a code of conduct applicable to the Company’s directors, officers, and employees, known as the Code of Conduct. The Code of Ethics for Microvision Executives and the Code of Conduct are available on the Company’s website. In the event we amend or waive any of the provisions of the Code of Ethics for Microvision Executives applicable to our principal executive officer, principal financial officer, and principal accounting officer, we intend to disclose the same on the Company’s website at www.microvision.com.

Proposal Two—Amendment to the Independent Director Stock Option Plan

The Board of Directors has authorized an amendment to the Company’s Independent Director Stock Option Plan (the “Director Plan”), subject to shareholder approval. The amendment will increase the number of shares of common stock reserved for issuance upon exercise of options granted under the Director Plan by 400,000 to a total of 900,000 shares.

Summary of the Director Plan

The Director Plan was originally adopted by the Board in February 2000 and approved by the shareholders in June 2000. The Company currently has 6 Independent Directors.

Under the Director Plan, each Independent Director is granted a nonstatutory option to purchase 15,000 shares of common stock on the date on which he or she is first elected or appointed to the Board of Directors. These options are fully vested and immediately exercisable upon the date of grant. Each Independent Director also receives, upon his or her initial appointment or election and upon each subsequent reelection to the Board of Directors, an option to purchase 15,000 shares that will vest in full on the earlier of (i) the day prior to the date of the Company’s annual meeting of shareholders next following the date of grant, or (ii) one year from the date of grant, provided the Independent Director continues to serve as a director on the vesting date. If an Independent Director ceases to be a director for any reason other than death or disability before his or her term expires, then any outstanding unvested options issued under the Director Plan to such Independent Director will be forfeited. Options vested as of the date of termination for any reason other than death or disability are exercisable through the date of expiration. The exercise price for each option is equal to the closing price of the Company’s common stock as reported on the Nasdaq National Market on the date of grant. The options generally expire on the tenth anniversary of the date of grant.

The Board of Directors has reserved a total of 900,000 shares of common stock for issuance under the Director Plan. Unless earlier suspended or terminated by the Board, the Director Plan will continue in effect until the earlier of: (i) ten years from the date on which it was adopted by the Board, or (ii) the date on which all shares available for issuance under the Director Plan have been issued. The Plan may be administered by the Board of Directors or by a committee of directors and, in certain circumstances, officers of the Company, except that only the Board of Directors may suspend, amend or terminate the Director Plan.

Federal Income Tax Consequences

The following is a general description of the principal U.S. federal income tax consequences of option grants under the Director Plan based on the federal income tax rules as in effect on the date of this Proxy Statement, and does not attempt to describe all potential tax consequences. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. Furthermore, tax consequences are subject to change and an optionee’s particular situation may be such that some variation of the described rules applies. As a result, optionees are advised to consult their own tax advisors as to the tax consequences of participating in the Plan.

Options granted under the Director Plan are treated as nonstatutory options (“NSOs”) for U.S. federal income tax purposes. The grant of an NSO does not result in taxable income to the recipient or in a tax deduction to the Company. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in each case in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of an NSO will be taxed as capital gain or loss, long-term or short-term depending on the holder’s tax holding period in the shares. The Company is not entitled to claim a deduction for any such gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING AMENDMENT TO THE COMPANY’S INDEPENDENT DIRECTOR STOCK OPTION PLAN.

OTHER BUSINESS

We know of no other matters to be voted on at the Annual Meeting or any adjournment or postponement of the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive officers are appointed by our Board of Directors and hold office until their successors are elected and duly qualified. In addition to Messrs. Rutkowski and Willey, who also serve as Directors of the Company, the following persons serve as executive officers of the Company:

Richard A. Raisig, age 57, has served as Chief Financial Officer of the Company since August 1996. Mr. Raisig served as the Company’s Secretary from April 1998 to May 2002 and as a Director of the Company from March 1996 to August 2002. From June 1995 to August 1996, Mr. Raisig was Chief Financial Officer of Videx Equipment Corporation, a manufacturer and rebuilder of wire processing equipment for the cabling industry. From July 1992 to May 1995, Mr. Raisig was Chief Financial Officer and Senior Vice President-Finance for Killion Extruders, Inc., a manufacturer of plastic extrusion equipment. From February 1990 to July 1992, Mr. Raisig was Managing Director of Crimson Capital Company, an investment banking firm. Prior to 1990, Mr. Raisig was a Senior Vice President of Dean Witter Reynolds, Inc. Mr. Raisig is a Certified Public Accountant. Mr. Raisig holds an MBA from the University of Southern California and a BS in Social Sciences from the University of California, Irvine.

Dr. V. G. Veeraraghavan, age 55, has served as Senior Vice President, Research & Product Development of the Company since July 2001. Prior to joining the Company, from 1998 to 2001, Dr. Veeraraghavan served in senior management with Standard MEMS, a MEMS semiconductor fabrication, end-product packaging and systems integration firm. During his service with Standard MEMS, Dr. Veeraraghavan was, first, Vice President of its operations wafer foundry responsible for engineering and production of MEMS wafers and, second, was Vice President Business Development. From 1991 to 1998, Dr. Veeraraghavan served in various management positions at Lexmark International, Inc., a developer and manufacturer of novel color laser and inkjet solutions. Dr. Veeraraghavan holds an M.S. and a Doctorate in Materials Engineering from Purdue University and an M.B.A. from the University of Kentucky. He also received a B.S. in Science from the University of Madras (India) and a B.S. in Metallurgy from the Indian Institute of Science.

Andrew U. Lee, age 53, has served as Vice President, Sales of the Company since 1997. Prior to joining the Company, from 1992 to 1997, Mr. Lee was Senior Director, National Systems Sales for AEI Music Network, Inc., the largest audio-visual systems integrator in the United States. From 1988 to 1991, Mr. Lee was Vice President of Sales and Marketing for ADB Industries, Inc., a manufacturer of precision mechanical assemblies for the medical, defense, and aerospace industries. Mr. Lee holds a B.S. in Political Science from the University of California at Berkeley.

Todd R. McIntyre, age 43, has served as Senior Vice President of Business Development since November 2003 and as Vice President of Business Development of the Company from January 1996 to November 2003. Mr. McIntyre’s experience in emerging markets includes business development and marketing with development stage companies in a variety of technology segments including wireless telecommunications products and services, internet software products, and digital and print media. Mr. McIntyre holds an M.B.A. from Stanford University and a B.A. from Hendrix College.

Thomas E. Sanko, age 50, has served as Vice President of Marketing and Product Management of the Company since February 2001. Prior to joining the Company, from 1999 to 2001, Mr. Sanko was a consultant to Guidant Corp., a manufacturer of cardiovascular surgery products. From 1996 to 1999, Mr. Sanko was Business Manager at InControl, Inc., a manufacturer of electrophysiology products. Prior to 1996, Mr. Sanko served as Director of Marketing for Heart Technology, Inc., and earlier, for Davis and Geck. Both companies are medical device manufacturers. Mr. Sanko has an M.B.A. from the University of Michigan and a B.S. in Mechanical Engineering from the University of Pittsburgh.

Thomas M. Walker, age 40, has served as Vice President, General Counsel, and Secretary of the Company since May 2002. Prior to joining the Company, Mr. Walker served as Senior Vice President, General Counsel, and Secretary of Advanced Radio Telecom Corp., a publicly held technology and services company where he managed domestic and international legal affairs from April 1996 to April 2002. Prior to that, Mr. Walker advised publicly and privately held businesses while practicing in the Los Angeles offices of the law firms of Pillsbury Winthrop and Buchalter, Nemer Fields and Younger. Mr. Walker holds a B.A. from Claremont McKenna College and a J.D. from the University of Oregon.

Jeff T. Wilson, age 44, has served as Vice President, Accounting of the Company since April 2002, as Controller and Principal Accounting Officer of the Company since August 1999 and as Director of Accounting of the Company from August 1999 to March 2002. Prior to joining the Company, from 1991 to 1999, Mr. Wilson served in various accounting positions for Siemens Medical Systems, Inc., a developer and manufacturer of medical imaging equipment. Prior to 1991, Mr. Wilson served as a manager with the accounting firm Price Waterhouse (currently PricewaterhouseCoopers LLP). Mr. Wilson is a certified public accountant. Mr. Wilson holds a B.S. in Accounting from Oklahoma State University.

Executive Compensation

The following table sets forth the compensation awarded or paid to or earned by our Chief Executive Officer and our next four most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation			Long-term Compensation
	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Awards		Payouts
Name and Principal Position					Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen- sation ($)(1)
Richard F. Rutkowski,	2004	364,000	50,000	—	—	80,000	—	95,632
Chief Executive Officer	2003	353,000	100,000	—	—	361,751	—	96,052
and Director	2002	336,000	139,400	—	—	—	—	94,441

Stephen R. Willey,	2004	315,000	40,000	—	—	130,000	—	37,865
President and Director	2003	284,000	85,000	—	—	305,002	—	35,865
	2002	270,000	108,800	—	—	—	—	36,442

Richard A. Raisig,	2004	272,000	30,000	—	—	70,000	—	45,749
Chief Financial Officer	2003	263,000	68,000	—	—	232,613	—	44,749
	2002	250,000	82,450	—	—	—	—	43,018

Vilakkudi Veeraraghavan,	2004	235,000	20,000	—	—	—	—	8,000
Senior Vice President,	2003	220,000	50,000	—	—	111,000	—	6,974
Research & Product Development	2002	205,000	44,625	—	—	—	—	87,922

Todd R. McIntyre,	2004	200,000	50,000	—	—	30,000	—	6,021
Senior Vice President,	2003	166,061	40,000	—	—	182,627	—	4,940
Business Development	2002	157,500	42,000	—	—	—	—	11,342

(1)	All Other Compensation amounts for 2004 include contributions of $8,000, $8,000, $8,000 and $6,021 to the accounts of Messrs. Willey, Raisig, Veeraraghavan and McIntyre, respectively, under the Company’s qualified 401(k) Retirement Plan. The amounts also include forgiveness of $95,632, $29,865 and $37,749 of interest for Messrs. Rutkowski, Willey, Raisig, respectively, under one or both of the Company’s Executive Option Exercise Loan Plan and Executive Loan Plan. For a description of the two plans, see “Executive Loan Plans” below. No Restricted Stock Awards or Long-Term Incentive Plan payments were made as of December 31, 2004.

Stock Option Grants in the Last Fiscal Year

The following table provides information regarding stock option grants made to Named Executive Officers during the fiscal year ended December 31, 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%($)	10%($)
Richard F. Rutkowski (3)(4)	80,000	12.0%	6.12	8/24/2014	307,907	780,296
Stephen R. Willey (3)(4)	130,000	19.6%	6.12	8/24/2014	500,349	1,267,982
Richard A. Raisig (3)(4)	70,000	10.5%	6.12	8/24/2014	269,418	682,759
Todd R. McIntyre (3)(4)	30,000	4.5%	6.12	8/24/2014	115,465	292,611

(1)	In accordance with Securities and Exchange Commission rules, these columns show gains that could accrue for the respective options, assuming that the market price of Microvision’s common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price is not greater than the exercise price at the time of exercise, then actual realized value from these options will be zero.
(2)	The exercise price of each grant was equal to the market price of the underlying security on the date of grant.
(3)	This option vests 50% on the grant date of August 24, 2004, 25% on September 30, 2004, and 25% on December 31, 2004 and becomes immediately vested and exercisable, through its termination date, upon the occurrence of certain events following a change in control.
(4)	Upon termination of Messrs. Rutkowski, Willey, Raisig or McIntyre, without cause, vested options granted thereto will be exercisable for one year following the last day of employment with the Company. Unvested options will be immediately cancelled.

Aggregated Option Values as of Year End 2004

The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2004, by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2004.

Aggregated Option Exercises in Last Fiscal

Year and FY-End Option Values

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Richard F. Rutkowski	826,475	47,316	70,400	—
Stephen R. Willey	523,788	31,225	161,275	—
Richard A. Raisig	412,015	32,808	61,600	—
Vilakkudi Veeraraghavan	139,454	41,000	—	—
Todd R. McIntyre	179,928	59,502	26,400	—

(1)	The value of unexercised in-the-money options is based on the difference between $7.00 (the fair market value of the Company’s common stock as reflected by the closing price of the common stock on the Nasdaq National Market as of December 31, 2004) and the exercise price of such options multiplied by the number of shares issuable upon exercise thereof.

Executive Loan Plans

The Company previously adopted two loan plans under which Richard F. Rutkowski, Stephen Willey, and Richard Raisig were able to borrow funds from the Company. At the end of each year, the Company will forgive the interest that accrued under the loans if the executive remains employed by the Company. In 2004, the Company forgave $95,632, $29,865, and $37,749 of interest for Messrs. Rutkowski, Willey, and Raisig, respectively. No additional loans have been made under either the Executive Option Exercise Loan Plan or the Executive Loan Plan since July 2002, and the Company does not intend to make any additional loans under these plans. The Company also has no plans to forgive the principal balance outstanding of the lines of credit. On February 16, 2005, Stephen Willey transferred 28,844 shares of the Company’s common stock in full repayment of an existing loan and accrued interest thereon, which had become due on December 31, 2004. For additional details regarding loan balances and terms, see “Certain Relationships and Related Transactions” on page 22.

Certain Tax Considerations Related to Executive Compensation

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, in the event that compensation paid by the Company to the Named Executive Officers in a year were to exceed an aggregate of $1,000,000, the Company’s deduction for such compensation could be limited to $1,000,000.

Report On Executive Compensation For 2004 By The Compensation Committee

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is comprised of four Independent Directors. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making appropriate compensation awards for executive management.

The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives. These objectives include creating and preserving strong financial performance, positioning the Company in markets and industry segments offering long-term growth opportunities, enhancing long term shareholder value and ensuring the survival of the

Company. The Compensation Committee’s philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long-term performance of the executive officers based on the success of the Company in meeting its business objectives. The accomplishment of these objectives is measured against conditions prevalent in the industry in which the Company operates.

Executive Compensation Components

The available forms of executive compensation include base salary, incentive bonus awards, and stock options. Performance of the Company is a key consideration. However, the Company’s executive compensation policy recognizes that stock price is only one measure of performance, and given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Compensation Committee also considers the Company’s achievement of business objectives when determining executive compensation.

Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices and of the performance of the Company as a whole. In determining base salaries, the Compensation Committee not only considers the short term performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership in the development of the Company.

Incentive Bonus. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company’s success in meeting its short term performance objectives and contributions by the executive officers that enable the Company to meet its long term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short term corporate goals that also further the long term objectives of the Company, and places a significant portion of each executive officer’s annual compensation at risk.

Stock Options. The Compensation Committee believes that equity participation is a key component of the Company’s executive compensation program. Stock options are awarded by the Compensation Committee to executive officers primarily based on their responsibilities and expected contributions to the Company’s growth and development and marketplace practices. These awards are designed to attract and retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders.

Compensation of Chief Executive Officer

Based on the executive compensation policy and components described above, the Compensation Committee recommended the salary and incentive bonus received by Richard F. Rutkowski, the Chief Executive Officer of the Company, for services rendered in fiscal year 2004. Mr. Rutkowski received a base salary of $364,000 for 2004 and earned a bonus for the year of $50,000. The Company also forgave $95,632 in interest on $1,708,000 owed to the Company by Mr. Rutkowski under the Company’s Executive Loan Plan. Mr. Rutkowski’s compensation was based upon achieving technical successes, progress made in the staffing and organizational development of the Company, and advances in the market acceptance and commercialization of the Company’s technology.

Compensation Committee

Walter J. Lack, Chairman

Jacqueline Brandwynne

Robert Ratliffe

Dennis Reimer

INFORMATION ABOUT MICROVISION COMMON STOCK OWNERSHIP

The following table shows as of May 5, 2005, the number of shares of common stock held by all persons we know to beneficially own at least 5% of the Company’s common stock, the Company’s directors, the Named Executive Officers, and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Common Stock (2)
Richard F. Rutkowski (3) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	953,032	4.3%

Stephen R. Willey (4) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	695,404	3.2%

Richard A. Raisig (5) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	494,640	2.3%

Walter Lack (6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	387,104	1.8%

Todd R. McIntyre (7) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	220,490	1.0%

Jacqueline Brandwynne (8) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	201,230	*

Vilakkudi Veeraraghavan (9) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	180,454	*

Robert Ratliffe (6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	92,517	*

Richard Cowell (6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	85,067	*

Dennis Reimer (6) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	82,167	*

Slade Gorton (10) c/o Microvision, Inc. 19910 North Creek Parkway Bothell, WA 98011	46,000	*

All executive officers and directors as a group (15 persons) (11)	3,984,995	16.1%

*	Less than 1% of the outstanding shares of common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or convertible or may be exercised or converted within sixty days are deemed to be outstanding and to be beneficially owned by the person holding these options or warrants for the purpose of computing the number of shares beneficially owned and the percentage of ownership of the person holding these securities, but are not outstanding for the purpose of computing the percentage ownership of any other person or entity. Subject to community property laws where applicable, the Company believes that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby.
(2)	Percentage of common stock is based on 21,480,669 shares of common stock outstanding as of May 5, 2005.
(3)	Includes 873,791 shares issuable upon exercise of options.
(4)	Includes 555,013 shares issuable upon exercise of options.
(5)	Includes 444,823 shares issuable upon exercise of options.
(6)	Includes 78,867 shares issuable upon exercise of options.
(7)	Includes 219,990 shares issuable upon exercise of options.
(8)	Includes 169,030 shares issuable upon exercise of options and warrants.
(9)	Includes 180,454 shares issuable upon exercise of options.
(10)	Includes 45,000 shares issuable upon exercise of options.
(11)	Includes 3,246,459 shares issuable upon exercise of options and 100,000 shares issuable upon exercise of warrants.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on an initial $100 investment in the Company’s common stock since December 31, 1999, to two indices: the Nasdaq Stock Market Index and an index of peer companies selected by the Company (“Peer Index”). The companies in the Peer Index are as follows: Brillian Corporation, Kopin Corporation, Planar Systems, Inc., and Three-Five Systems, Inc. The past performance of the Company’s common stock is not an indication of future performance. We cannot assure you that the price of the Company’s common stock will appreciate at any particular rate or at all in future years.

Date	Microvision	Nasdaq Stock Market Index	Company Determined Peer Index
12/31/99	100.00	100.00	100.00
12/29/00	57.85	62.85	68.57
12/31/01	47.07	50.10	73.85
12/31/02	17.59	34.95	31.13
12/31/03	25.19	52.55	41.09
12/31/04	23.14	56.97	21.23

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of shares of common stock that could be issued upon exercise of outstanding options and warrants, the weighted average exercise price of the outstanding options and warrants and the remaining shares available for future issuance as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	4,763,000	$11.44	2,954,000
Equity compensation plans not approved by shareholders	686,000	23.20	—

Total	5,449,000	$12.92	2,954,000

As of December 31, 2004, there were non-plan options to purchase a total of 355,000 shares of Microvision common stock outstanding. 346,000 of these were options approved by the Board of Directors and issued in October 2001, with an exercise price in excess of the fair value of Microvision common stock on the date of grant. The October 2001 options have a $15.00 exercise price and vest 25% on the grant date and 25% at six-month intervals thereafter. The remaining 9,000 non-plan options were granted at fair value on the date of grant and vest 25% at each annual anniversary date of the grant.

All non-plan options are non-qualified options with 10 year terms granted to non-executive employees. The options are administered by the Compensation Committee of the Board of Directors or its authorized agents. Options surrendered, exchanged for another option, canceled or terminated without having been exercised in full will again be available for issuance by the Company. The options are not transferable other than by will or the laws of descent and distribution. Each option is exercisable during the lifetime of the optionee only by such optionee, upon its vest date and thereafter through the expiration date, subject to the termination of employment provisions. Following termination of employment by the Company other than for cause, resignation in lieu of dismissal, disability or death, an option holder may exercise options, vested as of the date of termination, within three months before the options will automatically expire, and any unvested options will automatically expire upon the termination date. The number and class of shares covered by the options and the exercise price per share shall be proportionately adjusted for any change in the number of issued shares of common stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets, the Board of Directors may elect to treat the options in one of the following ways: (i) outstanding options would remain in effect in accordance with their terms; (ii) outstanding options would be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or (iii) outstanding options would be exercised within a period determined by the Board of Directors prior to the consummation of the transaction, after which time the options automatically expire. The Board may accelerate the vesting of the options so they are exercisable in full.

In August 2000, the Company issued two non-plan warrants to purchase an aggregate of 200,000 shares of Microvision common stock to two consultants in connection with entering into certain consulting agreements with the Company. Subsequently, one of the consultants was elected to the Board of Directors by shareholders. The warrants were fully outstanding as of December 31, 2003. The warrants have an exercise price of $34.00 per share and are exercisable prior to their expiration in August 2010. As of the date of grant, all but 25,000 of the underlying shares of common stock issuable to each consultant upon exercise of the warrants were subject to lock-up restrictions that prevent the holder from transferring such shares. The number of shares subject to the lock-up restrictions is reduced by 25,000 for each consultant on each June 7 subsequent to the grant date. Rather than issue shares of common stock upon exercise of the warrants, the Company may elect to redeem the warrants if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrants are transferable upon prior written approval of the Company. The Company cannot unreasonably withhold such approval with respect to transfers of warrants to purchase at least 10,000 shares that are not subject to the lock-up restrictions. If the Company terminates the consulting agreement due to the consultant’s failure to provide consulting services during the first three years of the agreement, the consultant must return to the Company a pro-rata portion of the 75,000 warrants initially subject to the lock- up restrictions based on the number of calendar days remaining in the initial three year period. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share will be proportionately adjusted if outstanding shares of the Company’s common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has a warrant outstanding to purchase 50,000 shares of Microvision common stock that was issued in April 2000 in exchange for equity placement services by a non-employee. The warrant was issued fully vested, has an exercise price of $53.00 per share and is exercisable prior to its expiration in April 2005. Rather than issue shares of common stock upon exercise of the warrant, the Company may elect to redeem the warrant if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrant is not transferable without prior written approval of the Company. The number, class and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has a warrant outstanding to purchase 6,250 shares of Microvision common stock issued in exchange for equity placement services by a non-employee. The warrant was issued fully vested in June 2000 for 6,250 shares with an exercise price of $19.20 per share and is exercisable prior to its expiration in June 2005. Rather than issue shares of common stock upon exercise of the warrant, the Company may elect to redeem the warrant if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrant is not transferable without prior written approval of the Company. The number, class and price of securities for which the warrants may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrant the kind and amount of shares of stock, other securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrant, and the exercise price will be proportionately adjusted.

The Company has a warrant outstanding to purchase 4,907 shares of Microvision common stock that was issued in December 2000 in exchange for equity placement services by a non-employee. The warrant was issued fully vested, has an exercise price of $61.13 per share and is exercisable prior to its expiration in April 2005. Rather than issue shares of common stock upon exercise of the warrant, the Company may elect to redeem the warrant if, in the opinion of the Board of Directors upon advice of counsel, it would be unlawful to issue the underlying securities. The warrant is not transferable without prior written approval of the Company. The number, class and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. The number of securities and exercise price per share shall all be proportionately adjusted where outstanding shares of common stock are divided into a greater number of shares or combined into a smaller number of shares, or a stock dividend is paid on the common stock. In the event of a change in the common stock from a merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company, the Company will, as a condition of the change in capital structure, make provision for the warrant holder to receive upon the exercise of the warrants the kind and amount of securities or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of the warrants, and the exercise price will be proportionately adjusted.

The Company has two warrants outstanding to purchase an aggregate of 70,000 shares of Microvision common stock that were issued in September 2003 to a third party for services. The first warrant for 60,000 shares has an exercise price of $7.50 per share and vests in three equal tranches. The first tranche vests on the issue date, the second and third tranches vest three and six months following the issue date, respectively. The second warrant for 10,000 shares has an exercise price of $12.00 per share and vests six months after the issue date. The Company may cancel unvested tranches or the second warrant prior to their respective vest dates if it determines in good faith, and notifies the holder, that it is not satisfied with the holder’s performance under the agreement. Vested warrants are exercisable prior to their expiration in September 2007. The warrant holder may transfer any portion or all of the warrant shares by delivering the original warrant certificate and a form of assignment to the Company. The number and price of securities for which the warrant may be exercised are subject to adjustment for certain changes in the Company’s capital structure. Where the outstanding shares of common stock are divided into a greater number of shares, combined into a smaller number of shares, or a stock dividend is paid on the common stock, the exercise price per share shall be proportionately adjusted by the ratio of common shares outstanding immediately before and after the transaction. In the event of a change in the common stock from a merger, consolidation, reclassification, tender offer or exchange offer, or partial or complete liquidation, the holder will be entitled to receive, upon the exercise of the warrants, the same amount and kind of securities, cash or property to which the holder would have been entitled if, immediately prior to the change in capital structure, the warrant holder had held the number of shares of common stock obtainable upon the exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2000, the Company entered into a five year consulting agreement with Jacqueline Brandwynne, a director of the Company. In consideration for entering into the agreement, the Company issued warrants to purchase an aggregate of 100,000 shares of common stock to Ms. Brandwynne. The warrants grant Ms. Brandwynne the right to purchase up to 100,000 shares of common stock at a price of $34.00 per share. The warrants vest over three years and the unvested portion of the warrants are subject to remeasurement at each balance sheet date during the vesting period. The Company estimated the original value of the warrants as of the issuance date at $2,738,000.

The Company has two existing executive loan plans under which Richard F. Rutkowski, Stephen R. Willey, and Richard A. Raisig have borrowed funds from the Company. No loans have been made under these executive loan plans since July 2002, and the Company does not intend to make any additional loans under these plans. On February 16, 2005, Stephen Willey transferred 28,844 shares of the Company’s common stock in full repayment of an existing loan and accrued interest thereon, which became due on December 31, 2004. No amounts are currently outstanding under the Company’s Executive Option Exercise Loan Plan. The following table lists certain information describing each executive’s loans as of December 31, 2004.

	Option Exercise Loan Plan	Loan Plan	Total
Mr. Rutkowski—
Balance outstanding	—	$1,708,000	$1,708,000
Highest aggregate balance during year	—	$1,708,000	$1,708,000

Mr. Willey—
Balance outstanding	$165,600	$370,000	$535,600
Highest aggregate balance during year	$165,600	$370,000	$535,600

Mr. Raisig—
Balance outstanding	—	$645,000	$645,000
Highest aggregate balance during year	—	$645,000	$645,000

Other Information—
Interest Rate Range	4.64%	5.43%-6.22%	4.64%-6.22%

Under the Loan Plan, the advances must be repaid within one year of the executive’s termination of employment or within 30 days of termination of the Loan Plan by the Board of Directors unless the executive elects to convert the outstanding balance to a one-year term note.

AUDIT COMMITTEE REPORT

Role of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel and direction to management and the auditors on the basis of the information it receives and discussions with management and the auditors. The Audit Committee is also responsible for overseeing the engagement and independence of the Company’s independent auditors.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

Membership and Meetings

The Audit Committee is composed of three non-employee directors (Messrs. Cowell, Lack, and Reimer), each of whom is an “Independent Director” under the rules of the Nasdaq National Market governing the qualifications of audit committees. The Audit Committee held six meetings during the fiscal year ended December 31, 2004.

Audit Committee Financial Expert

The “audit committee financial expert” designated by our Board is Col. Richard A. Cowell (Ret.), an Independent Director. Col. Cowell holds a degree in accounting and has served for six years as Chair of the Company’s Audit Committee. During his twenty-five years of service in the United States Army, Col. Cowell oversaw and actively supervised various complex governmental projects that involved government accounting with a breadth and level of complexity comparable to accounting issues raised by the Company’s financial statements, including issues relating to estimates, accruals, and reserves. Since retiring from the Army, Col. Cowell has served as a principal at Booz Allen Hamilton, where he provides consulting services relating to significant government projects and grants which involve significant and complex accounting issues.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2004 with the Company’s management and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in conformity with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for the fiscal year ended December 31, 2004, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee also reviewed with the independent auditors their judgments as to the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with audit committees under generally accepted accounting standards.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the firm its independence. Based on the review and discussions noted above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Limitations on Role and Responsibilities of Audit Committee and Use and Application of Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and are not, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that PricewaterhouseCoopers LLP is in fact “independent.”

This report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

Audit Committee

Richard A. Cowell, Chairman

Walter J. Lack

Dennis Reimer

INDEPENDENT ACCOUNTANTS

Our independent auditors, PricewaterhouseCoopers LLP, billed the following fees to the Company for audit and other services for the fiscal year 2004:

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $331,702 for the year ended December 31, 2004 and were $272,471 for the year ended December 31, 2003.

Audit Related Fees

Fees for audit related services totaled $0 in each of 2004 and 2003.

Tax Fees

Fees for tax services, including tax compliance, tax advice, and tax planning, totaled $15,700 in 2004 and $20,620 in 2003.

All Other Fees

Fees for all other services not described above totaled $0 in each of 2004 and 2003.

The Company’s Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and has determined that it is consistent with such independence.

The Board of Directors has selected PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for fiscal year 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent auditors. The Audit Committee has delegated the authority to take such action between meetings to the Audit Committee chairman, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

The Audit Committee evaluates whether the Company’s use of the independent auditors for permitted non-audit services is compatible with maintaining the independence of the independent auditors. The Audit Committee’s policies prohibit the Company from engaging the independent auditors to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies completely prohibit the Company from engaging the independent auditors to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2006 Annual Meeting, the written proposal must be received by the Company no later than January 18, 2006. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials and must contain the information required in our bylaws for shareholder proposals. If you wish to obtain a free copy of our bylaws, please contact Investor Relations, Microvision, P.O. Box 3008, Bothell, Washington 98041-3008.

If a shareholder proposal is not included in our proxy statement for the 2006 Annual Meeting, it may be raised from the floor during the meeting if written notice of the proposal is received by the Company not less than 60 nor more than 90 days prior to the meeting or, if less than 60 days’ notice of the date of the meeting is given, by the close of business on the 10th business day following the first public announcement of the meeting.

You also may propose candidates for consideration by the Nominating and Corporate Governance Committee for nomination as directors by writing to us. In order to nominate a director for election at next year’s annual meeting of shareholders, you must comply with the Director recommendation procedures described on page 7.

ADDITIONAL INFORMATION

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2004, was first mailed to the shareholders of the Company with this Proxy Statement on or about May 18, 2005. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report on Executive Compensation for 2004 by the Compensation Committee,” “Audit Committee Report” and “Stock Performance Graph” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC may be obtained by shareholders without charge by written or oral request to Investor Relations, Microvision, P.O. Box 3008, Bothell, Washington 98041-3008, telephone (425) 415-6847, or may be accessed on the Internet at www.sec.gov.

Householding

Only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations to request that only a single copy of the proxy statement be mailed in the future. Contact Investor Relations by phone at (425) 415-6794, by fax at (425) 415-6795, by mail to Investor Relations, Microvision, P.O. Box 3008, Bothell, Washington 98041-3008, or by e-mail to ir@microvision.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 5:00 p.m., Seattle, Washington time, on June 29, 2005. Submitting your vote by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Richard F. Rutkowski Chief Executive Officer

May 16, 2005

Bothell, Washington

ANNUAL MEETING OF SHAREHOLDERS OF

MICROVISION, INC.

June 30, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

ò Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ñ

The Board of Directors recommends a vote FOR each of the following matters:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of 8 directors.

The shares represented by this proxy will be voted as specified to the left, but if no specification is made, this proxy will be voted FOR the nominees for director. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

NOMINEES:

` FOR ALL NOMINEES

` Richard F. Rutkowski

` Stephen R. Willey

` Jacqueline Brandwynne

` Richard A. Cowell

` Slade Gorton

` Walter J. Lack

` Robert A. Ratliffe

` Dennis Reimer

` WITHHOLD AUTHORITY FOR ALL NOMINEES

` FOR ALL EXCEPT

(See Instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

2. Proposal to amend the Independent Director Stock Option Plan.

The shares represented by this proxy will be voted as specified to the left, but if no specification is made, this proxy will be voted FOR amendment. The proxies may vote in their discretion as to other matters that may come before this meeting or any adjournment or postponement thereof.

` FOR

` AGAINST

` ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.     `

Signature of Shareholder                          Date:                      Signature of Shareholder                      Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.